SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2006

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant
as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646	61-1430858
(Commission File Number)	(IRS Employer Identification No.)

150 INDEPENDENCE DRIVE,
MENLO PARK, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 323-4100

n/a
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Sieger Acquisition and Related Merger Agreement

      On June 29, 2006, Ultra Clean Holdings, Inc. (“Ultra Clean”) agreed to acquire Sieger Engineering, Inc. (“Sieger”) pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) among Ultra Clean, Sieger, Bob Acquisition Inc. (“Merger Sub I”), Pete Acquisition LLC (“Merger Sub II”), the Sieger shareholders (the “Sieger Shareholders”) and Leonid Mezhvinsky as the “Sellers’ Agent”. Shortly thereafter that day and pursuant to the terms and conditions of the Merger Agreement, Merger Sub I merged with and into Sieger, with Sieger surviving the merger as a wholly-owned subsidiary of Ultra Clean (the “Merger”).

     Pursuant to the Merger Agreement, each share of common stock of Sieger issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $0.2616 in cash and 0.0617 shares of Ultra Clean’s common stock. The right to receive the merger consideration is subject to the terms and conditions set forth in the Merger Agreement, including payment into escrow of $2,000,000 in cash and 611,923 shares of Ultra Clean’s common stock to be available for withdrawal of any amounts required by post-closing adjustments to the merger consideration and as security for the indemnification obligations of the Sieger Shareholders, all as set forth in the Merger Agreement.

     Ultra Clean paid an aggregate of approximately $50 million to complete the Merger. The aggregate merger consideration consisted of approximately $16 million in cash, 2.47 million shares of Ultra Clean’s common stock and the assumption of approximately $15 million of debt.

     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 10.1. A copy of the press release announcing the Merger is attached hereto as Exhibit 99.1.

Loan and Security Agreement

     On June 29, 2006, in connection with the Merger, we entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank which provides senior secured credit facilities in an aggregate principal amount of up to $32.5 million, consisting of a $25 million revolving line of credit ($10 million of which may be used for the issuance of letters of credit) and a $7.5 million term loan. The aggregate amount of the credit facilities is also subject to a borrowing base equal to 80% of eligible accounts receivable.

     The credit facilities are available to our wholly-owned subsidiaries, Ultra Clean Technology Systems and Services, Inc. and UCT Sieger Engineering LLC, and are secured by substantially all of their assets. We have guaranteed all of the borrowers' obligations under the facilities and pledged substantially all of our assets, including the capital stock in the borrowers, to secure our guarantee. Any future domestic subsidiaries of the borrowers will be required to provide similar guarantees and liens on their assets.

     Each of the credit facilities will expire on June 29, 2009. In addition, the term loan is subject to monthly amortization payments in 36 equal installments. If we elect to terminate the credit facilities prior to maturity, we will be required to pay a fee of 1% of the aggregate amount thereof at such time, unless the facilities are refinanced by Silicon Valley Bank.

     We will pay interest on outstanding loans under the revolving credit facility at a rate per annum of 0.50%-0.75% below the prime rate, and on the term loan at a rate per annum of 0-0.25% below the prime rate, in each case depending on our senior leverage ratio at the time. In addition, we will pay a fee at a rate per annum of 0.75% on the face amount of each letter of credit.

     he Loan Agreement includes customary representations and warranties, affirmative and negative covenants and events of default. In addition, we are required to maintain a minimum fixed charge coverage ratio, a minimum liquidity amount and a maximum senior leverage ratio. The negative covenants limit our ability to dispose of assets, change our lines of business, engage in mergers and acquisitions, incur indebtedness, create liens, make investments, pay distributions on our capital stock, enter into transactions with our affiliates and make payments on subordinated debt.

     The foregoing description of the Loan Agreement and related agreements is qualified in its entirety by reference to the Loan Agreement, Unconditional Guaranty, Securities Pledge Agreement, Intellectual Property Security Agreement with Ultra Clean and Intellectual Property Security Agreement with Ultra Clean Technology which are attached hereto as Exhibits 10.2, 10.3, 10.4, 10.5, and 10.6.

Appointment of Leonid Mezhvinsky as President of Ultra Clean and Employment Agreement

     Leonid Mezhvinsky, the President and Chief Executive Officer of Sieger prior to the Merger, has been appointed President of Ultra Clean, effective immediately. Ultra Clean will also recommend to its Board of Directors (the “Board”) that Mr. Mezhvinsky be nominated as a member of the Board when another independent director is appointed to the Board. Mr. Mezhvinsky, age 52, most recently served as the President and Chief

Executive Officer of Sieger, of which he was the primary owner for 22 years. Mr. Mezhvinsky holds a Bachelors of Science in Industrial Automation from Odessa College, Ukraine.

     On June 29, 2006, Ultra Clean entered into an employment agreement with Mr. Mezhvinsky. The employment agreement has a term of one year and provides for a base salary of $297,500 and an annual target bonus of 50% of his base salary. The agreement provides that he will be granted options to purchase 315,000 shares of Ultra Clean common stock, which will have an exercise price equal to the fair market value of the stock on the grant date and will vest over four years. If Mr. Mezhvinsky is terminated during the term of the agreement by Ultra Clean without cause, or if he resigns with good reason (as defined in the employment agreement) within six months after a change in control, he is entitled to receive 12 months of base salary, up to 12 months of health benefits and 12 months of accelerated vesting of his stock options.

     The foregoing discription of Mr. Mezhvinsky’s employment agreement is qualified in its entirety by reference to such agreement, attached hereto as Exhibit 10.7.

Stockholders’ Rights Agreement

     On June 29, 2006, in connection with the Merger, Ultra Clean, FP-Ultra Clean, L.L.C. (“FP”) and the Sieger Shareholders entered into an Amended and Restated Stockholders’ Agreement (the “Stockholders’ Agreement”). The Stockholders’ Agreement provides that one director nominee to Ultra Clean’s Board will be Leonid Mezhvinsky (immediately following the appointment of an additional independent director to the Board) so long as (A) he is employed by Ultra Clean, (B) the Sieger Shareholders collectively hold more than 247,191 shares of Ultra Clean common stock and (C) FP holds more than 416,740 shares of Common Stock. Pursuant to the Stockholders’ Agreement FP retains its right to nominate a number of directors that decreases in relation to the proportion of outstanding shares of Ultra Clean’s common stock held by FP and to nominate, together with the Chief Executive Officer of Ultra Clean, up to four additional directors. These nomination rights are subject to the powers and duties of Ultra Clean’s Nominating and Corporate Governance Committee and applicable rules of the Nasdaq Stock Market.

     The Stockholders’ Agreement also includes drag-along rights for FP and co-sale rights for the Sieger Shareholders. In addition, as long as FP holds any shares of Ultra Clean common stock, it will retain certain rights to receive financial information and reports regarding Ultra Clean’s business. The Sieger Shareholders also have the right to receive certain Ultra Clean filings made with the Securities and Exchange Commission.

     The foregoing discription of the Stockholders’ Agreement is qualified in its entirety by reference to the Stockholders Agreement, attached hereto as Exhibit 10.8.

Registration Rights Agreement

     On June 29, 2006, also in connection with the Merger, Ultra Clean, FP and the Sieger Shareholders entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement provides that, at the request of FP, or, under certain circumstances, the Sieger Shareholders, Ultra Clean can be required to effect registration statements registering the securities held by FP and the Sieger Shareholders.

     In addition, if Ultra Clean proposes to register any Ultra Clean securities, other than a registration on form S-8 or S-4 or successor forms of these forms, whether or not such registration is for Ultra Clean’s own account, FP and the Sieger Shareholders may participate in such registration. Ultra Clean and the stockholders selling securities under a registration statement will be required to enter into customary indemnification and contribution arrangements with respect to each registration statement.

     The foregoing discription of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, attached hereto as Exhibit 10.9.

Corporate Opportunity Agreement

     On June 29, 2006, Ultra Clean entered into a corporate opportunity agreement with Mr. Mezhvinsky. The corporate opportunity agreement prohibits Mr. Mezhvinsky from competing with Ultra Clean in Sieger’s former line of business as an employee, consultant, independent contractor, partner, owner, officer or stockholder for three years after the date of the agreement, with certain exceptions described in the agreement.

     The foregoing discription of the corporate opportunity agreement with Mr. Mezhvinsky is qualified in its entirety by reference to such corporate opportunity agreement, attached hereto as Exhibit 10.10.

Lock-Up Agreement

     On June 29, 2006, Ultra Clean and the Sieger Shareholders also entered into a Lock-Up Agreement (the “Lock-Up Agreement”) pursuant to which Stockholders may not sell or otherwise transfer their shares of Ultra Clean common stock prior to December 26, 2006. The Lock-Up Agreement further provides that from December 26, 2006 to June 29, 2008, Mr. Mezhvinsky, Victor Mezhvinsky and their related trusts (the “Mezhvinsky Stockholders”) may not sell or otherwise transfer their shares of Ultra Clean common stock unless they comply with the volume limitations under Rule 144 of the Securities Act of 1933, as amended, and do not sell or otherwise transfer more than 25% of the number of shares of Ultra Clean common stock [received by the Sieger Shareholders in the Merger in any consecutive 90-day period. Notwithstanding the foregoing, in the event that Mr. Mezhvinsky ceases to be an employee or director of Ultra Clean (if so elected), the Mezhvinsky Stockholders may sell or otherwise transfer up to 25% of the number of shares of Ultra Clean common stock received by the Sieger Shareholders under the Merger in any consecutive 90-day period beginning on the later of December 26, 2006 and the date Mr. Mezvinsky ceases to be an employee or director of Ultra Clean.

     The foregoing discription of the Lock-up Agreement is qualified in its entirety by reference to the Lock-Up Agreement, attached hereto as Exhibit 10.11.

Item 2.01 Completion of Acquisition or Disposition of Assets

     The information set forth in Item 1.01 is hereby incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Leonid Mezhvinsky, the President and Chief Executive Officer of Sieger prior to the Merger, has been appointed President of Ultra Clean, effective immediately. Ultra Clean will also recommend to its Board of Directors (the “Board”) that Mr. Mezhvinsky be nominated as a member of the Board when another independent director is appointed to the Board. Mr. Mezhvinsky, age 52, most recently served as the President and Chief Executive Officer of Sieger, of which he was the primary owner for 22 years. Mr. Mezhvinsky holds a Bachelors of Science in Industrial Automation from Odessa College, Ukraine.

     On June 29, 2006, Ultra Clean entered into an employment agreement with Mr. Mezhvinsky. The employment agreement has a term of one year and provides for a base salary of $297,500 and an annual target bonus of 50% of his base salary. The agreement provides that he will be granted options to purchase 315,000 shares of Ultra Clean common stock, which will have an exercise price equal to the fair market value of the stock on the grant date and will vest over four years. If Mr. Mezhvinsky is terminated during the term of the agreement by Ultra Clean without cause, or if he resigns with good reason (as defined in the employment agreement) within six months after a change in control, he is entitled to receive 12 months of base salary, up to 12 months of health benefits and 12 months of accelerated vesting of his stock options.

The foregoing discription of Mr. Mezhvinsky’s employment agreement is qualified in its entirety by reference to such agreement, attached hereto as Exhibit 10.7.

Item 9.01 Financial Statements and Exhibits

     (b) Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Merger and Reorganization dated as of June 29, 2006 by and among Sieger Engineering, Inc., Leonid Mezhvinsky, Ultra Clean Holdings, Inc., Bob Acquisition Inc., Pete Acquisition LLC, Leonid and Inna Mezhvinsky as trustees of the Revocable Trust Agreement of Leonid Mezhvinsky and Inna Mezhvinsky dated April 26, Joe and Jenny Chen as trustees of the Joe Chen and Jenny Chen Revocable Trust dated 2002, Victor Mezhvinsky, Victor Mezhvinsky as trustee of the Joshua Mezhvinsky 2004 Irrevocable Trust under Agreement dated June 4, 2004, David Hongyu Wu and Winnie Wei Zhen Wu as trustees of the Chen Minors Irrevocable Trust, Frank Moreman and Leonid Mezhvinsky as Sellers’ Agent

10.2	Loan and Security Agreement dated as of June 29, 2006 among Silicon Valley Bank, Ultra Clean Technology Systems and Service, Inc., Bob Acquisition Inc. and Pete Acquisition LLC

10.3	Unconditional Guaranty by Ultra Clean in favor of Silicon Valley Bank dated as of June 29, 2006

10.4	Securities Pledge Agreement dated as of June 29, 2006 between Silicon Valley Bank and Ultra Clean

10.5	Intellectual Property Security Agreement dated as of June 29, 2006 between Silicon Valley Bank and Ultra Clean

10.6	Intellectual Property Security Agreement dated as of June 29, 2006 between Silicon Valley Bank and Ultra Clean Technology

10.7	Employment Agreement dated as of June 29, 2006 between Ultra Clean and Leonid Mezhvinsky

10.8	Amended and Restated Stockholders’ Agreement dated as of June 29, 2006 among Ultra Clean, FP-Ultra Clean, L.L.C. and the Sieger Shareholders

10.9	Amended and Restated Registration Rights Agreement dated as of June 29, 2006 among Ultra Clean, FP-Ultra Clean L.L.C. and the Sieger Shareholders

10.10	Agreement to Preserve Corporate Opportunity dated as of June 29, 2006 between Ultra Clean and Leonid Mezhvinsky

10.11	Lock-Up Agreement dated as of June 29, 2006 between Ultra Clean and the Sieger Shareholders

99.1	Press Release dated June 29, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	July 6 , 2006	By:	/s/ Jack Sexton

			Name:	Jack Sexton
			Title:	Vice President and Chief Financial Officer